PRESS RELEASE

FOR IMMEDIATE RELEASE

CONTACT:

James J. Stebor
President and Chief Executive Officer
First Federal Bancshares, Inc.
(309) 776-3225



                         FIRST FEDERAL BANCSHARES, INC.
                         ------------------------------
                        ANNOUNCES RETIREMENT OF DIRECTOR
                        --------------------------------

      Colchester, Illinois -- February 10, 2005. First Federal Bancshares, Inc. (Nasdaq-FFBI), announced today that the Company received notice on February 9, 2005 from director Eldon R. Mette that he will not stand for re-election at the 2005 Annual Meeting of Stockholders scheduled for May 24, 2005. Mr. Mette is the former President and Chief Executive Officer of PFSB Bancorp, Inc. and its savings bank subsidiary, Palmyra Savings, which were acquired by the Company in November 2002. Mr. Mette served with Palmyra Savings for over 30 years. Mr. Mette informed the Company that he is stepping down from the Board for personal reasons.

      James J. Stebor, President and Chief Executive Officer of the Company said, "On behalf of our shareholders and customers, and in particular our Missouri customers, we thank Eldon for his contributions to the Company since the merger of our institutions and for his years of dedicated service with the Company and Palmyra Savings."

      First Federal Bancshares, Inc. is the holding company for First Federal Bank and is headquartered in Colchester, Illinois, which operates eight offices located in west central Illinois and northeast Missouri.